Exhibit 5.1

January 14, 2010

MDRNA, Inc.

3830 Monte Villa Parkway

Bothell, WA 98021

Ladies and Gentlemen:

We have acted as counsel to MDRNA, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-3MEF (the “Registration Statement”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), relating to an aggregate of up to $1,504,800 of shares of common stock, par value $0.006 per share (the “Common Stock”) of the Company (the “Shares”) and/or warrants to purchase shares of Common Stock (the “Warrants”). The Shares and Warrants are being registered for offering and sale from time to time pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act. The Registration Statement incorporates by reference the Registration Statement on Form S-3 (File No. 333-148771), originally filed with the Securities and Exchange Commission on January 22, 2008 and declared effective by the Securities and Exchange Commission on February 4, 2008 (the “Related Registration Statement”), including the prospectus which forms a part of the Related Registration Statement (the “Prospectus”), as supplemented from time to time by one or more prospectus supplements (each, a “Prospectus Supplement”).

In our capacity as such counsel, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate and other records and documents as we considered appropriate including, without limitation (i) the Registration Statement and Related Registration Statement; (ii) the Certificate of Incorporation of the Company, as amended from time to time and presently in effect (the “Certificate of Incorporation”); (iii) the Bylaws of the Company, as amended from time to time and presently in effect (the “Bylaws”) and (iv) the form of Warrant.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

On the basis of the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that, (A) with respect to any offering of the Shares, the Shares, when issued and sold in accordance with any duly authorized, executed and delivered purchase, underwriting or similar agreement, will be duly authorized, validly issued, fully paid and

MDRNA, Inc.

January 14, 2010

nonassessable, (B) with respect to any offering of the Warrants, the Warrants, when issued and sold in accordance with any duly authorized, executed and delivered purchase, underwriting or similar agreement, will be duly authorized, validly issued, fully paid and nonassessable, and (C) with respect to any offering of shares of Common Stock underlying the Warrants (the “Warrant Shares” and, together with the Shares and the Warrants, the “Securities”), the Warrant Shares, when issued and sold in accordance with any duly authorized, executed and delivered purchase, underwriting or similar agreement, will be duly authorized, and when issued upon exercise of the Warrants against payment of the exercise price in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable, provided that: (i) the Registration Statement, as finally amended, has become effective; (ii) an appropriate Prospectus Supplement with respect to the Securities has been prepared, delivered and filed in compliance with the Securities Act and rules and regulations promulgated thereunder; (iii) if the Securities are to be sold pursuant to a purchase, underwriting or similar agreement, such agreement has been duly authorized, executed and delivered by the Company and the other parties thereto and has become a valid and binding agreement of the Company; (iv) the Board of Directors of the Company, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Securities and related matters; and (v) the issuance and sale of the Securities do not violate any applicable law or the Certificate of Incorporation or Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

We are admitted to the Bar in the State of New York and we express no opinion as to the laws of any other jurisdiction, except the present Delaware General Corporation Law. We express no opinion as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Prospectus and any Prospectus Supplement included in the Registration Statement and the Related Registration Statement. In giving our consent, we do not admit that we are in the category of person whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder.

Very truly yours,

/s/ Pryor Cashman LLP